Exhibit 20.1

LNR Partners, LLC

1601 Washington Ave., Suite 700

Miami Beach, FL 33139

Acknowledgement and Acceptance of Special Servicer

March 27, 2020

BY FEDERAL EXPRESS and EMAIL (if available)

Wells Fargo Bank, National Association (as Certificate Administrator and 17g-5 Information Provider)

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS)

GS Mortgage Securities Trust 2016-GS2

Telecopy Number: (410) 715-2380

Email: cts.cmbs.bond.admin@wellsfargo.com, trustadministrationgroup@wellsfargo.com, 17g5informationprovider@wellsfargo.com

Wilmington Trust, National Association (as Trustee)

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee WFCM 2016-LC25

Email: CMBSTrustee@wilmingtontrust.com

Facsimile No.: (302) 636-4140

Wells Fargo Bank, National Association (as General Master Servicer)
Commercial Mortgage Servicing
Three Wells Fargo

MAC D1050-84
401 S. Tryon Street, 8th Floor
Charlotte, NC 28202

Attention: WFCM 2016-LC25 Asset Manager
Attention: REAM Investor Relations

Email: commercial.servicing@wellsfargo.com

C-III Asset Management LLC (as General Special Servicer)

5221 N. O’Connor Blvd., Suite 800

Irving, TX 75039

Attention: Jenna Vick Unell (WFCM 2016-LC25)

Email: junell@c3cp.com

Attention: Lindsey Wright

Email: lwright@c3cp.com

National Cooperative Bank, N.A. (as NCB Master Servicer and NCB Special Servicer)

2011 Crystal Drive, Suite 800

Arlington, Virginia 22202

Attention: Kathleen Luzik, Chief Operating Officer

Facsimile number (703) 647-3473

Email: kluzik@ncb.coop

Acknowledgement and Acceptance of Special Servicer Page 2 of 4

Pentalpha Surveillance LLC (as Operating Advisor)

375 N. French Road, Suite 100,

Amherst, New York, 14228

Attention: Don Simon, Chief Operating Officer,

Fax: (203) 629-8907,

Email: don.simon@pentalphasurveillance.com

Email: notices@pentalphasurveillance.com

RE:	Acknowledgement and Acceptance of Special Servicer
Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2016-LC25 (the “Trust”)

Ladies and Gentlemen:

Reference is made to that certain Pooling and Servicing Agreement dated as of December 1, 2016, among Wells Fargo Commercial Mortgage Securities, Inc., as Depositor, Wells Fargo Bank, National Association, as General Master Servicer, CWCapital Asset Management LLC, as General Special Servicer, National Cooperative Bank, N.A., as NCB Master Servicer and as NCB Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, as the same may have heretofore been and/or may hereafter be assigned, modified, amended and/or restated (the “PSA”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the PSA.

Pursuant to Section 7.01(d) and Section 7.02 of the PSA, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as General Special Servicer under, and as defined in, the PSA. The effective date (the “Effective Date”) of the appointment of the undersigned as General Special Servicer for each Mortgage Loan and related REO Property shall be the date that the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 11.07 of the PSA and any other Form 8-K filings have been completed with respect to any related Companion Loan. The undersigned hereby assumes, as of the Effective Date, all of its responsibilities, duties and liabilities under the PSA that arise from and after the Effective date. The undersigned hereby makes, as of the date hereof, the representations and warranties with respect to the General Special Servicer set forth in Section 6.01(b) of the PSA mutatis mutandis, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida. All references to “Agreement” in Section 6.01(b) of the PSA include this Acknowledgment and Acceptance of Special Servicer.

Sincerely,

LNR PARTNERS, LLC

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Executive Vice President

Acknowledgement and Acceptance of Special Servicer Page 3 of 4

cc:  Dominion Bond Rating Service, Inc. (“DBRS”)

333 West Wacker Drive, 18th Floor

Chicago, IL 60606

Attention: Rich Carlson

Fax: 312-332-3492

Email: rcarlson@dbrs.com

Email: cmbs.surveillance@dbrs.com

Fitch Ratings Inc. (“Fitch”)

33 Whitehall Street

Attention:  Commercial Mortgaged Surveillance

New York, NY 10004

info.cmbs@fitchratings.com

Morningstar Credit Ratings, LLC

220 Gibraltar Road, Suite 300

Horsham, Pennsylvania 19044

Attention: CMBS Surveillance

E-mail: cmbsratings@morningstar.com

Moody's Investors Service, Inc. (“Moody’s”)

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York, NY 10007

CMBSSurveillance@moodys.com

Attention: Lacey Morgan

Email: Lacey.Morgan@moodys.com

Attention: Nicola Gomes

Email: Nicola.Gomes@moodys.com

Kroll Bond Rating Agency, Inc. (“KBRA”)

845 Third Avenue, 4th Floor

Attention: CMBS Surveillance

New York, NY 10022

Email: cmbssurveillance@krollbondratings.com

     Wells Fargo Bank, National Association (as Trustee, Certificate Administrator

and 17g-5 Information Provider)

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS)

WFCM 2016-LC25

Telecopy Number: (410) 715-2380

Email: cts.cmbs.bond.admin@wellsfargo.com, trustadministrationgroup@wellsfargo.com, 17g5informationprovider@wellsfargo.com

Wells Fargo Securities, LLC

375 Park Avenue, 2nd Floor, J0127 023

New York, New York 10152

Attention: A.J. Sfarra

Acknowledgement and Acceptance of Special Servicer Page 4 of 4

Jeff D. Blake, Esq.

Wells Fargo Law Department, D1053 300

301 South College St.

Charlotte, North Carolina 28288